UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 10, 2005, NCI Building Systems, Inc. (“NCI”) announced the hiring of Frances R. Powell as Chief Financial Officer and Treasurer of NCI. Ms. Powell’s principal terms of employment are described in NCI’s offer letter, which was accepted by Ms. Powell when it was signed and returned to NCI on January 27, 2005.

     Ms. Powell will receive a base salary of $250,000 annually and will participate in NCI’s bonus program. In addition, Ms. Powell will receive: (i) an initial grant of 25,000 options to purchase shares of NCI’s common stock at the closing price of NCI’s common stock on February 11, 2005; and (ii) an initial grant of 5,000 shares of restricted stock which will vest over the next four years. Ms. Powell will participate in NCI’s stock option program and receive, every six months, that number of options to purchase NCI common stock which is equal to $75,000 divided by NCI’s stock price on the close of business the day prior to the grant. Alternatively, Ms. Powell may elect to receive, in lieu of any biannual option grant, shares of restricted stock equal to 50% of the option grant award (i.e., shares of NCI common stock worth $37,500). These biannual option or restricted stock grants vest at a rate of 25% per year.

     Exhibit 10.1 is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 10, 2005, NCI announced the appointment of Frances R. Powell, age 50, as its Chief Financial Officer and Treasurer. Ms. Powell’s employment will begin on February 14, 2005. The press release announcing Ms. Powell’s hiring is attached hereto as Exhibit 99.1.

     Prior to joining NCI, Ms. Powell served as a financial advisor to London Market Securities PLC, a real estate and investment company, from January 2004 to February 10, 2004. From November 2002 to January 2004, Ms. Powell served as the Chief Financial Officer of Dovarri, Inc., a software startup. From April 2000 to July 2001, Ms. Powell served as the Chief Financial Officer of Grant Prideco, Inc. and prior to that she served as the Vice President and Controller of Weatherford International, Inc.

     As a result of Ms. Powell’s appointment as Chief Financial Officer and Treasurer of NCI, Mr. Robert J. Medlock tendered his resignation as Executive Vice President and Chief Financial Officer of NCI pursuant to the terms of that certain Agreement dated October 25, 2004, which was filed as an exhibit to NCI’s Current Report on Form 8-K filed on October 29, 2004.

     The description of Ms. Powell’s offer letter set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
10.1	Offer Letter dated January 27, 2005 between NCI Building Systems, Inc. and Frances R. Powell.
99.1	Press Release issued by NCI Building Systems, Inc. on February 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Vice President and General Counsel

Dated: February 10, 2005

Index to Exhibits

Exhibit
Number	Description
10.1	Offer Letter dated January 27, 2005 between NCI Building Systems, Inc. and Frances R. Powell.
99.1	Press Release issued by NCI Building Systems, Inc. on February 10, 2005.